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HANSEN, BARNETT & MAXWELL, P.C.
   A Professional Corporation
  CERTIFIED PUBLIC ACCOUNTANTS               Registered with the Public Company
              AND                                Accounting Oversight Board
      BUSINESS CONSULTANTS
   5 Triad Center, Suite 750
 Salt Lake City, UT 84180-1128
     Phone: (801) 532-2200
      Fax: (801) 532-7944
        www.hbmcpas.com



May 2, 2007

U.S. Securities and Exchange Commission
Washington, D.C 20549

Ladies and Gentlemen:

We have read the statements included under Item 4.01, Changes in Registrant's Certifying Accountant, in the Form 8-K dated May 2, 2007, of Amexdrug Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements therein insofar as they relate to our firm. We are not in a position to agree or disagree with the statements in Item 4.01 regarding the engagement of HJ Associates & Consultants, LLP.


                                      Sincerely,


                                      /s/ Hansen, Barnett & Maxwell, P.C.
                                      Hansen, Barnett & Maxwell, P.C.






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